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                                                                     Exhibit (j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 44 to Registration Statement No. 33-19228 on Form N-1A of our report dated May 19, 2006, relating to the financial statements and financial highlights of Calamos Investment Trust comprising the Growth, Blue Chip, Value, International Growth, Global Growth and Income, Growth and Income, High Yield, Convertible, and Market Neutral Income Funds (the "Funds") appearing in the Annual Report on Form N-CSR of Calamos Investment Trust for the year ended March 31, 2006, and to the references to us under the headings "Independent Registered Public Accounting Firm" in the Prospectus and "Disclosure of Portfolio Holdings" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
June 8, 2006